FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 17, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On May 17, 2004, the Registrant issued
a news release entitled "Checkers(R)/Rally's(R)
Award-winning 'You Gotta Eat(SM)' Advertising
Adds Fresh Twist", a copy of which is
attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  May 17, 2004



EXHIBIT INDEX

Exhibit Number	Description

99.1		Press Release, dated May 17, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Kim Francis
		MARC Public Relations
		412-562-1186

Checkers(R)/Rally's(R) Award-winning
"You Gotta Eat(SM)" Advertising
Adds Fresh Twist

TAMPA, FL - May 17, 2004 - "You got one
and I want one" is what on-the-go people say about Checkers(R) and Rally's(R) in the new
"You Gotta Eat(SM)" campaign launched today.
Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), the nation's largest double drive-thru chain, presents the fourth year of its successful
"You Gotta Eat" campaign with fresh, unexpected images and music. The television spots show the Checkers/Rally's "chain reaction," where people yearn for Checker/Rally's food after seeing someone eat it. It is a "you got one and I want one" connection that reminds customers of how Checkers/Rally's fits into their busy lifestyles and offers unique flavors and menu items at a great value.

"Not only is 'You Gotta Eat' appealing to consumers, but it is also a rallying point for our employees, franchisees and shareholders," said Keith E. Sirois, President and Chief
Executive Officer, Checkers Drive-In Restaurants,
Inc. "The tagline resonates throughout all facets of the Company, and has evolved into more than just an ad on television. It sets the tone and personality for all of our communications to all of our stakeholders."

First launched in April 2001, the campaign continues to build on Checkers/Rally's "car and burger" relationship and reinforces the brand as the adult fast-feeder.

"We are as excited about the 2004 launch as we were in year one," said Richard S. Turer, Vice President of Marketing, Checkers Drive-In
Restaurants, Inc. "With memorable music and compelling images, this year's campaign delivers great brand continuity, while helping us break through the copy-cat clutter."

"Our aggressive media buying strategy and tremendous franchise support has increased brand recognition and awareness for the Checkers/Rally's brand to its highest level in Company history," continued Turer.
"We will broadcast in over 40 television markets this year, up from just 16 just three years ago."

Checkers partnered with MARC USA to do extensive consumer research, develop the creative and execute the 2004 campaign that taps into a down-to-earth connection that Checkers and Rally's has developed with consumers. The spots are fun, energetic and believable. When on-the-go people see a Checkers/Rally's burger, they "gotta get one."

The "You Gotta Eat" campaign builds the Checkers/Rally's brand while at the same time driving immediate sales by integrating price item offers into the spots.

"Since we have stayed with 'You Gotta Eat,' and nurtured and developed it, the campaign is doing its job in helping to build Checkers/Rally's into a great brand," said Ed Fine, Executive Vice President,
Chief Creative Officer, MARC USA. "We have established a brand image through consistent positioning, while keeping the advertising fresh and unexpected."

The premiere spot opens with a group of young adults enjoying Checkers/Rally's food, who are seen by motorcyclists who get the craving and go get
Checkers/Rally's, too. The chain reaction continues from the motorcyclists, to an older gentleman, to a car wash crew. Through this chain reaction, the Company not only showcases the "crave-ability" of its food, but also how Checkers/Rally's is a brand that appeals to a wide demographic.

The spots are infused with infectious new "You
Gotta Eat" music, which is a mix of hip hop and rock that has a beat that rivals the popular beats of previous years. The lyrics are not only catchy and memorable, they are very strategic and spun off of "You Gotta Eat" more than ever before.

Checkers Drive-In Restaurants, Inc. (www.checkers.com) is the largest double drive-thru restaurant chain in the United States.

(Campaign images available upon request.
Contact Kim Francis, MARC PR, at
412-562-1186 or kfrancis@marcusa.com.)

Except for historical information, this announcement contains "forward-looking" and "Safe Harbor" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section
21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation
Reform Act of 1995.  These forward-looking and
Safe Harbor statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements.

Further information regarding factors that could affect the company's financial and other results is included in the company's Forms 10Q and 10K, filed with the Securities and Exchange Commission.